EXHIBIT 23.3

[THOMPSON GREENSPON & CO., P.C. LETTERHEAD]

Independent Auditors’ Consent

We consent to the incorporation by reference in the registration statements of Millennium Bankshares Corporation, of our report dated January 31, 2004, with respect to the consolidated financial statements of Millennium Bankshares Corporation included in the Annual Report on Form 10-KSB of Millennium Bankshares Corporation for the year ended December 31, 2003.

/s/ Thompson, Greenspon & Co., P.C.

Fairfax Virginia

October 7, 2005